UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 4, 2020

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
5.95% Notes due 2022	CSWCL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2019, Capital Southwest Corporation (the “Company”) established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time through sales agents, shares of the Company’s common stock, par value $0.25 per share (the “Shares”). When established, the Company entered into equity distribution agreements with Jefferies LLC (“Jefferies”) and Raymond James & Associates, Inc. (“Raymond James”) to sell Shares having an aggregate offering price of up to $50,000,000.

On February 4, 2020, the Company (i) increased the maximum amount of Shares to be sold through the ATM Program to $100,000,000 from $50,000,000 and (ii) added two additional sales agents to the ATM Program, JMP Securities LLC (“JMP”) and B. Riley FBR, Inc. (“B. Riley” and, together with Jefferies, Raymond James and JMP, the “Sales Agents”). In connection with the upsize of the ATM Program to $100,000,000 and the addition of JMP and B. Riley as sales agents, the Company entered into (i) second amended and restated equity distribution agreements, each dated February 4, 2020, with each of Jefferies and Raymond James, and (ii) equity distribution agreements, each dated February 4, 2020, with each of JMP and B. Riley (collectively, the “Equity Distribution Agreements”). The Company’s equity distribution agreements with each of the Sales Agents are on substantially the same terms and conditions as one another. Under the Equity Distribution Agreements, the Company may, but has no obligation to, issue and sell up to $100.0 million in aggregate amount of Shares in the ATM Program, from time to time through Sales Agents, or to them, as principal for their own account. As of February 4, 2020, up to approximately $71.3 million in aggregate amount of the Shares remained available for sale under the ATM Program.

Further details regarding the Equity Distribution Agreements and the ATM Program are set forth in the Company’s prospectus supplement, dated August 20, 2019 (the “First Prospectus Supplement”), supplement no. 1 to the First Prospectus Supplement, dated November 14, 2019 (“Supplement No. 1”), and supplement no. 2 to the First Prospectus Supplement, dated February 4, 2020 (together with the First Prospectus Supplement, Supplement No. 1, and any information incorporated by reference into the First Prospectus Supplement, the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreements, forms of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus Supplement is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-232492), the prospectus, dated August 15, 2019, contained therein, and the Prospectus Supplement, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
5.1	Opinion of Eversheds Sutherland (US) LLP
10.1	Form of Second Amended and Restated Equity Distribution Agreement, dated February 4, 2020, between the Company and each of Jefferies LLC and Raymond James & Associates, Inc., respectively
10.2	Form of Equity Distribution Agreement, dated February 4, 2020, between the Company and each of JMP Securities LLC and B. Riley FBR, Inc., respectively
23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2020

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer